Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the following Registration Statements of Nortel Networks Limited (the “Company”) of our report dated February 25, 2003, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002:

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Nortel Networks U.S. Deferred Compensation Plan) (333-11558)

•	Registration Statement on Form S-3 and all Post-Effective Amendments thereto
(Common Shares, Preferred Shares, Debt Securities, Guarantees, Warrants to Purchase Equity Securities, Warrants to Purchase Debt Securities, Share Purchase Contracts, Share Purchase or Equity Units of Nortel Networks Corporation and Guaranteed Debt Securities of Nortel Networks Limited)
(333-88164)

•	Registration Statement on Form S-3 and all Post-Effective Amendments thereto (4.25% Convertible Senior Notes Due 2008) (333-72948)

/s/ Nicholas L.E. ROLT

Deloitte Touche Tohmatsu
Nicholas L.E. ROLT

Neuilly, France
March 10, 2003